Exhibit 10.4

ASSIGNMENT

For valuable consideration, receipt of which is hereby acknowledged, SRS Labs, Inc. (“SRS”) hereby assigns, transfers and conveys to Coming Home Studios LLC (“CHS”) all of the membership interest of SRS in CHS/SRS, LLC (the “Company”) representing a 50% equity interest in the Company (the “Membership Interest”).

Coming Home Studios LLC	SRS Labs, Inc.

By:	By